EXHIBIT A
JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of East West Bancorp, Inc. dated as of December 4, 2009 is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated:   December 4, 2009

CORSAIR ACCESS LLC
By: Corsair III Management L.P., its Managing Member
By: Corsair Capital LLC, its General Partner

By:	/s/ D.T. Ignacio Jayanti
	Name:	D.T. Ignacio Jayanti
	Title:	President

CORSAIR CAPITAL LLC

By:	/s/ D.T. Ignacio Jayanti
	Name:	D.T. Ignacio Jayanti
	Title:	President

CORSAIR III FINANCIAL SERVICES CAPITAL PARTNERS, L.P.
By: Corsair III Management L.P., its General Partner
By: Corsair Capital LLC, its General Partner

By:	/s/ D.T. Ignacio Jayanti
	Name:	D.T. Ignacio Jayanti
	Title:	President